Exhibit 99.1

ARES MANAGEMENT, L.P. REPORTS SECOND QUARTER RESULTS

LOS ANGELES—Ares Management, L.P. (NYSE:ARES) today reported its financial results for its second quarter ended June 30, 2016.

“Ares generated significantly stronger second quarter results compared to the same period last year as our funds delivered good performance across our strategies despite increased levels of market volatility,” said Tony Ressler, Chairman and Chief Executive Officer of Ares. “Our franchise continues to expand as global investors seek higher, less correlated returns from alternative investments.”

“All three of our investment groups generated strong realizations during the second quarter,” said Michael Arougheti, President of Ares. “We also continue to build up a record level of available capital, which leaves us well positioned to grow our future management fees and fee related earnings over time as we invest and create long term value for our investors.”

Common Distribution

Ares declared a quarterly distribution of $0.28 per common unit, payable to common unitholders of record at the close of business on August 23, 2016, payable on September 6, 2016.

Series A Preferred Distribution

In June 2016, Ares issued 12,400,000 units of 7.00% Series A Preferred Units at $25.00 per unit, including 1,240,000 units issued pursuant to the over-allotment option. Distributions on these preferred units are payable on March 31, June 30, September 30 and December 31, beginning on September 30, 2016. Ares declared a distribution of $0.544444 per Series A Preferred Unit and set aside for payment on September 30, 2016 to holders of record as of the close of business on September 15, 2016. The first distribution on the Series A Preferred is calculated based on the date of the original issuance.

Additional Information

Ares issued a full detailed presentation of its second quarter 2016 results, which can be viewed at www.aresmgmt.com on the Investor Resources section of our home page under Events and Presentations. The presentation is titled Second Quarter 2016 Earnings Presentation. We also filed our Second Quarter 2016 Earnings Presentation on Form 8-K and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016 with the U.S. Securities and Exchange Commission on August 9, 2016.

Conference Call and Webcast Information

Ares will host a conference call on August 9, 2016 at 12:00 p.m. ET to discuss second quarter 2016 results. All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of our website at http://www.aresmgmt.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing (888) 317-6003. International callers can access the conference call by dialing +1 (412) 317-6061. All callers will need to enter the Participant Elite Entry Number 1247238 followed by the # sign and reference “Ares Management, L.P.” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. For interested parties, an archived replay of the call will be available through September 7, 2016 (Eastern Time) to domestic callers by dialing (877) 344-7529 and to international callers by dialing +1 (412) 317-0088. For all replays, please reference conference number 10088374. An archived replay will also be available through September 7, 2016 on a webcast link located on the Home page of the Investor Resources section of our website.

About Ares Management, L.P.

Ares Management, L.P. is a publicly traded, leading global alternative asset manager with approximately $95 billion of assets under management as of June 30, 2016 and more than 15 offices in the United States, Europe and Asia. Since its inception in 1997, Ares has adhered to a disciplined investment philosophy that focuses on delivering strong risk-adjusted investment returns throughout market cycles. Ares believes each of its three distinct but complementary investment groups in Credit, Private Equity and Real Estate is a market leader based on assets under management and investment performance. Ares was built upon the fundamental principle that each group benefits from being part of the greater whole. For more information, visit www.aresmgmt.com.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Ares Management, L.P. undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call.

Nothing in this press release constitutes an offer to sell or solicitation of an offer to buy any securities of Ares or an investment fund managed by Ares or its affiliates.

Investor Relations Contacts
Carl Drake	Veronica Mendiola
cdrake@aresmgmt.com	vmendiola@aresmgmt.com
(800) 340-6597